ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made and entered into as of this 27th day of January, 2009, by and among 333 East 60th Street Inc., a New York corporation having its principal office at 333 East 60th Street, New York, New York 10022 (“333”), Entertainment Management Services, Inc., having its principal office at 533-535 West 27th Street, New York, New York 10001 (“EMS”)(collectively EMS and 333, the “Seller”),  and Scores Holding Company, Inc., having its principal office at 533-535 West 27th Street, New York, New York 10001 (“SCRH” or “Buyer”). Capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed to them in the Transfer Agreement by and among the aforementioned parties dated December 9, 2009 (as defined below).

WITNESSETH:

WHEREAS, Seller, have entered into that certain Agreement, dated as of December 9, 2008 (the “Transfer Agreement”), pursuant to which, among other things, Seller has agreed to assign and Buyer has agreed to accept such assignment and assume all of Seller’s right, title and interest in and to that certain Amended and Restated Master License Agreement (the “MLA”) by and between EMS and SCRH; and

WHEREAS, Seller has agreed to assign and Buyer has agreed to accept such assignment and assume all of Seller’s right, title and interest in and to all sublicense agreements entered into by EMS pursuant to the MLA.
WHEREAS, Seller and Buyer desire to evidence the conveyance and the assumption of the MLA.

NOW, THEREFORE, pursuant to the Transfer Agreement, and in consideration of the premises, the mutual covenants herein contained, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Subject to the terms of the Agreement, Seller hereby assigns and transfers to Buyer all of Seller’s right, title and interest in, to and under the MLA, including, without limitation, all of Seller’s right, title and interest in and to the Licensing Rights and Royalty Rights.

2. Subject to the terms of this Agreement, Seller hereby assigns and transfers to Buyer all of Seller’s right, title and interest in, to and under all sublicense agreements entered into by Seller pursuant to the MLA (collectively the “Sublicense Agreements”) as listed on Schedule 1).

3. Nothing contained in this Agreement shall in any way supersede, modify, replace, amend, change, rescind, waive or otherwise affect any of the provisions, including the representations, warranties, covenants and agreements set forth in the Agreement, this Agreement being intended only to effect the assignment and transfer of the MLA by Seller to Buyer pursuant to the Agreement.

4. In the event of any conflict or inconsistency between the terms of the the Agreement and the terms hereof, the terms of the Agreement shall govern.

5. This Agreement shall be governed by and construed in all respects by the laws of the State of New York without regard to the conflicts of law principles thereof.

6. This Agreement may be executed in any number of original, facsimile or electronic counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the date first above written.

SELLER:

333 EAST 60TH STREET INC.

By: __________________________________ Name: Title:

ENTERTAINMENT MANGEMENT SERVICES, INC.

BUYER:

SCORES HOLDING COMPANY, INC.

By: __________________________________ Name: Title:

SCHEDULE 1